As filed with the Securities and Exchange Commission on November 26, 2008
Registration Statement No. 333-137957

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM SB-2
ON
FORM S-1

  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INDEX OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Nevada	1311	20-0815369
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 440
Houston, Texas 77024
(713) 683-0800
(Address and telephone number of principal executive offices)

Lyndon West, Chief Executive Officer
10000 Memorial Drive, Suite 440
Houston, Texas 77024
(713) 683-0800
(Name, address and telephone number of agent for service)

Copies to:
Thomas R. Lamme
Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002
(713) 654-8111

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: Not Applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer

☐ Non-accelerated filer	☒ Smaller reporting company
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 2 to Form SB-2 on Form S-1 relates to the Registration Statement filed on Form SB-2 (File No. 333-137957) (the “Registration Statement”) of Index Oil and Gas Inc. (the “Company”), which was initially filed with the Securities and Exchange Commission on October 11, 2006 and became effective on February 9, 2007, as amended by the Post-Effective Amendment No. 1 filed on October 26, 2007 and effective on November 8, 2007. The Registration Statement registered shares of the Company’s common stock for offers and sales by the Company’s selling stockholders named in the prospectus. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 26, 2008.

INDEX OIL AND GAS INC.

By:	/s/ Lyndon West
Lyndon West
President and Chief Executive Officer

By:	/s/ Andrew Boetius
Andrew Boetius
Treasurer and Chief Financial Officer

           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 on Form S-1 to Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lyndon West	President, Chief Executive Officer, and Director	November 26, 2008
Lyndon West

*	Treasurer, Chief Financial Officer, and Director	November 26, 2008
Andrew Boetius

*	Chairman of the Board of Directors	November 26, 2008
Daniel Murphy

*	Director	November 26, 2008
David Jenkins

*/s/ Lyndon West,

Lyndon West, as Attorney in Fact pursuant to Power of Attorney, signed by the indicated directors, a copy of which was attached to initial Registration Statement filed by the Company with the SEC on Form SB-2 on October 11, 2006.